Exhibit 10.37

STOCK AWARD AGREEMENT

UNDER THE

INSTALLED BUILDING PRODUCTS, INC.

2014 OMNIBUS INCENTIVE PLAN

This STOCK AWARD AGREEMENT (“Agreement”) is effective as of [            ] (the “Grant Date”), by and between Installed Building Products, Inc., a Delaware corporation (the “Company”), and [            ] (the “Participant”).

Terms and Conditions

The Committee hereby grants to the Participant under the Installed Building Products, Inc. 2014 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), the number of shares of Common Stock set forth in Section 1 below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

Accordingly, the parties hereto agree as follows:

1.        Grant of Shares. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of the Grant Date, the Company hereby grants to the Participant an award of [                    ] shares of Common Stock.

2.        Common Stock. As of the Grant Date, the Participant shall have all the rights of a holder of shares of Common Stock with respect to the shares of Common Stock.

3.        Taxes. The Participant acknowledges and agrees that the Participant, and not the Company, shall be responsible for his or her tax liability that may arise with respect to the shares of Common Stock.

4.        Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

5.        Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

6.        Notices. Any notice or communication given hereunder shall be in writing or by electronic means as set forth in Section 8 below and, if in writing, shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) business days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Installed Building Products, Inc.

495 South High Street, Suite 50

Columbus, OH 43215

Attention: General Counsel and Secretary

If to the Participant, to the address on file with the Company.

7.        Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

8.        Mode of Communications. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of shares of Common Stock and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.

9.        No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

10.        Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

11.        Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the Participant’s beneficiaries, executors, administrators, heirs and successors.

12.        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Ohio, County of Franklin, including the Federal Courts located therein (should Federal jurisdiction exist).

13.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

14.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

INSTALLED BUILDING PRODUCTS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

4